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                                                                   EXHIBIT 10.01

                                 CONCEPTUS, INC.

                              EMPLOYMENT AGREEMENT

      This Employment Agreement (the "Agreement") is effective as of August 11, 2004 (the "Effective Date"), by and between Mark M. Sieczkarek ("Executive") and Conceptus, Inc., a Delaware corporation (the "Company"). Certain capitalized terms used in the Agreement are defined in Section 7 below.

                                    RECITALS

            WHEREAS, the Board of Directors of the Company believes that it is in the best interests of the Company and its stockholders to provide Executive with an incentive to continue his employment with the Company and to motivate Executive to maximize the value of the Company in the event of a Change of Control for the benefit of its stockholders;

            WHEREAS, the Company and Executive have entered into that certain letter agreement defining the terms of Executive's employment with the Company dated as of April 15, 2003 (the "Prior Agreement"); and

            WHEREAS, the Company and Executive intend that the Prior Agreement be superseded in all respects by this Agreement.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:

      1. TERM OF AGREEMENT. This Agreement shall commence on the Effective Date and shall have a term of three (3) years (such period, including any extensions pursuant to this Section 1, the "Term"). This Agreement shall be automatically renewable for one-year periods after the expiration of the initial three-year period, unless otherwise terminated pursuant to Section 5. This Agreement may be terminated by either party, with or without cause, at the end of the then-current Term with six (6) months' advance written notice to the other party.

      2.    DUTIES.

            (a) POSITION. Executive shall be employed as President and Chief Executive Officer of the Company. In such capacity he shall have overall responsibility for the management of the Company and report to and be subject to the direction and control of the Company's Board of Directors. So long as Executive remains the Chief Executive Officer of the Company, and subject to the fiduciary duties of the Board of Directors as directors of the Company, Executive will be nominated to, and if elected by the stockholders of the Company, be a member of, the Company's Board of Directors.

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            (b)   OBLIGATIONS TO THE COMPANY. Executive agrees to the best of his ability and experience that he will at all times loyally and conscientiously perform all of the duties and obligations required of and from Executive pursuant to the express and implicit terms hereof, and to the reasonable satisfaction of the Company. During the term of Executive's employment relationship with the Company, Executive further agrees that he will devote all of his business time and attention to the business of the Company, Executive will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Company's Board of Directors, and Executive will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. Nothing in this Agreement will prevent Executive from accepting speaking or presentation engagements in exchange for honoraria or from serving on boards of charitable organizations, or from owning no more than 1% of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange. Executive will comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during the term of Executive's employment.

      3. AT-WILL EMPLOYMENT. The Company and Executive acknowledge that Executive's employment is and shall continue to be at-will, as defined under applicable law, and that Executive's employment with the Company may be terminated by either party at any time for any or no reason. If Executive's employment terminates for any reason, Executive shall not be entitled to any payments, benefits, damages, award or compensation other than as provided in this Agreement. The rights and duties created by this Section 3 may not be modified in any way except by a written agreement executed by the Board of Directors of the Company and Executive.

      4. COMPENSATION. For the duties and services to be performed by Executive hereunder, the Company shall pay Executive, and Executive agrees to accept, the salary, stock options, bonuses and other benefits described below in this Section 4.

            (a) SALARY. Executive shall receive an annual salary of $408,000 (the "Base Salary"). Executive's Base Salary will be payable biweekly pursuant to the Company's normal payroll practices. The Base Salary shall be reviewed annually by the Company's Board of Directors or its Compensation Committee, and adjusted as necessary following such review, and any increase will be effective as of the date determined appropriate by the Board of Directors or its Compensation Committee and will thereafter be deemed a part of Base Salary for purposes of Sections 6(a) and 6(b) of this Agreement.

            (b)   BONUSES.

                  (i) ANNUAL "TARGET" BONUS. In addition to the Base Salary, for each fiscal year ending during the Term, Executive shall have the opportunity to earn an annual performance bonus (the "Annual Target Bonus") in an amount up to 100% of Executive's Base Salary, 75% of which will be cash and 25% of which will be an equity component, which may include stock options and restricted stock. The exact amount and composition of the Annual Bonus will be determined by the Board of Directors in consultation with Executive, based upon mutually agreed performance objectives, both personal and corporate.

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                  (ii)  SIGNING BONUS. In addition to the Base Salary and Annual
Bonus, Executive shall receive a one-time cash bonus of $50,000, upon his signing of the Agreement.

                  (iii) ADDITIONAL ANNUAL INCENTIVE BONUS. In addition to the Annual "Target" Bonus, Executive will be eligible for an additional incentive bonus of up to an additional 50% of Executive's Base Salary in the event of Company performance a certain amount above such performance objectives, which will be determined by the Board of Directors in consultation with the Executive, based upon mutually agreed performance objectives and may be cash, stock options or restricted stock, or some combination.

            (c) OPTION ACCELERATION UPON A CHANGE OF CONTROL. Subject to any additional acceleration of exercisability described in Section 6(a) below, upon a Change of Control (as defined in Section 7 below), the vesting and exercisability of Executive's outstanding options and/or restricted stock shall be automatically accelerated as to 100% of the then-unvested shares subject thereto at the time of the Change of Control. The exercisability of such options and/or restricted stock shall be extended to a total of twelve (12) months from the date of such Change of Control. The foregoing provision is hereby deemed to be a part of each such option and/or grant of restricted stock and to supersede any contrary provision in any agreement relating thereto.

            (d) ADDITIONAL BENEFITS. Executive shall be eligible to participate in the Company's employee benefit plans of general application, including without limitation, those plans covering medical, disability and life insurance in accordance with the rules established for individual participation in any such plan and under applicable law. Executive shall be eligible for vacation and sick leave in accordance with the policies in effect during the Term of this Agreement and will receive such other benefits as the Company generally provides to its other employees of comparable position and experience. In addition, the Company shall provide the following benefits to Executive at the Company's expense:

                  (i) an annual physical examination, with Executive's agreement that the doctor performing such examination shall provide a copy of the examination report to the Compensation Committee of the Board of Directors;

                  (ii) the reimbursement of attorneys' fees and expenses incurred by Executive in connection with the negotiation and execution of this Agreement, up to a maximum of $5,000.

            (e) REIMBURSEMENT OF EXPENSES. Executive shall be authorized to incur on behalf and for the benefit of, and shall be reimbursed by, the Company for reasonable expenses, provided that such expenses are substantiated in accordance with Company policies.

      5. TERMINATION OF AGREEMENT. This Agreement may be terminated during its Term upon the occurrence of any of the following events:

                  (i) The Company's termination of Executive for Cause (as defined in Section 7 below) ("Termination for Cause");

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                  (ii)  The Company's termination of Executive without Cause (as defined in Section 7 below), which determination may be made by the Company at any time at the Company's sole discretion, for any or no reason ("Termination Without Cause");

                  (iii) The effective date of a written notice sent to the Company from Executive stating that Executive is electing to terminate his employment with the Company ("Voluntary Termination"); or

                  (iv) Executive's death or Disability (as defined in Section 7 below).

      6. SEVERANCE BENEFITS. Executive shall be entitled to receive severance benefits upon termination of employment only as set forth in this Section 6:

            (a)   TERMINATION FOLLOWING A CHANGE OF CONTROL.

                  (i) INVOLUNTARY TERMINATION. If Executive's employment with the Company is terminated at any time within twenty-four (24) months after a Change of Control as a result of an Involuntary Termination, then Executive shall be entitled to receive the following severance and other benefits:

                        (A) SEVERANCE PAY. During the Continuation Period, Executive shall be entitled to receive as severance an amount equal to the sum of (i) Executive's Current Compensation that would otherwise have been payable during the Continuation Period if Executive's service had not been terminated, plus (ii) either: (x) if Executive's employment with the Company is terminated, at any time within twenty-four (24) months after a Change of Control as a result of an Involuntary Termination, prior to April 16, 2006, an amount equal to the cash portion of Executive's Annual Target Bonus for the fiscal year in which the termination occurs (with it deemed that all performance goals have been met at 100% of budget or plan) multiplied by three, or (y) if Executive's employment with the Company is terminated, at any time within twenty-four (24) months after a Change of Control as a result of an Involuntary Termination, on or following April 16, 2006, an amount equal to fifty percent (50%) of Executive's Base Salary for the fiscal year in which the termination occurs multiplied by three. Such severance payments will be made periodically in the same amounts and at the same intervals as the Base Salary were paid immediately prior to termination of employment. In addition, during the Continuation Period, the Company shall continue to make available to Executive and Executive's spouse and dependents any group health plans, life insurance plans and other benefit plans and programs of the Company on the date of such termination of employment, to the extent permitted by law and subject to the terms and conditions of the relevant plan or program. For purposes of this Section 6(a)(i)(A), benefits will not include future participation in any discretionary bonus or equity incentive pool, other than amounts as contemplated in this subsection A.

                        (B) MEDICAL BENEFITS. Executive may elect coverage for, and the Company shall reimburse Executive for, the amount of his premium payments, for group health coverage, if any, elected by the Executive pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"); provided, however, that (1) such reimbursement shall not exceed $650.00 per month, and (2) Executive shall be solely responsible

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for all matters relating to his continuation of coverage pursuant to COBRA, including (without limitation) his election of such coverage and his timely payment of premiums; provided, further, that (3) upon the earlier to occur of
(x) the time that Executive no longer constitutes a Qualified Beneficiary (as such term is defined in Section 4980(B)(g)(1) of the Code) and (y) the date thirty-six (36) months following Executive's termination, the Company's obligations to reimburse Executive under this subsection (B) shall cease; provided, further, that if the Company's obligations under this subsection (B) cease pursuant to clause (3), the Company shall make a lump sum payment to Executive equal to the product of the last monthly reimbursement paid to Executive pursuant to this subsection (B) multiplied by eighteen (18).

                        (C) OUTPLACEMENT SERVICES. During the Continuation Period, Executive shall be entitled to outplacement services at the Company's expense, the actual cost of which is not to exceed $15,000. Such services shall be provided by a firm selected by Executive from a list compiled by the Company.

                  (ii) VOLUNTARY TERMINATION; TERMINATION FOR CAUSE. If Executive's employment with the Company is terminated at any time within twenty-four (24) months after a Change of Control as a result of a Voluntary Termination or Termination for Cause, then Executive shall not be entitled to receive payment of any severance benefits. Executive will receive payment(s) for all salary and unpaid vacation accrued as of the date of Executive's termination of employment and Executive's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

            (b)   TERMINATION APART FROM A CHANGE OF CONTROL.

                  (i) INVOLUNTARY TERMINATION. If Executive's employment with the Company terminates at any time prior to the occurrence of a Change of Control or after the 24-month period following the effective date of a Change of Control as a result of an Involuntary Termination, Executive will be entitled to receive the following severance and other benefits:

                        (A) SEVERANCE PAY. The Company shall pay to Executive in an amount equal to (i) Executive's Current Compensation (on a monthly basis) multiplied by eighteen (18), plus (ii) an amount equal to the cash portion of Executive's Annual Target Bonus for the fiscal year in which the termination occurs (with it deemed that all performance goals have been met at 100% of budget or Plan) multiplied by one hundred fifty percent (150%). Such severance payments may be in one lump sum or be made periodically in the same amounts and at the same intervals as the Base Salary were paid immediately prior to termination of employment, at the sole discretion of the Board of Directors. In addition, for a period of eighteen (18) months following Executive's termination pursuant to this Section 6(b)(i)(A), the Company shall continue to make available to Executive and Executive's spouse and dependents any group health plans, life insurance plans and other benefit plans and programs of the Company on the date of such termination of employment, to the extent permitted by law and subject to the terms and conditions of the relevant plan or program. For purposes of this Section 6(b)(i)(A), benefits will not include future participation in any discretionary bonus or equity incentive pool, other than continuation of amounts as contemplated in this subsection A.

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                        (B)   MEDICAL BENEFITS. Executive may elect coverage
for, and the Company shall reimburse Executive for, the amount of his premium payments, for group health coverage, if any, elected by Executive pursuant to COBRA; provided, however, that (1) such reimbursement shall not exceed $650.00 per month, and (2) Executive shall be solely responsible for all matters relating to his continuation of coverage pursuant to COBRA, including (without limitation) his election of such coverage and his timely payment of premiums; provided, further, that (3) upon the earlier to occur of (x) the time that Executive no longer constitutes a Qualified Beneficiary (as such term is defined in Section 4980(B)(g)(1) of the Code) and (y) the date eighteen (18) months following Executive's termination, the Company's obligations to reimburse Executive under this subsection (B) shall cease.

                        (C)   OUTPLACEMENT SERVICES. For a period of eighteen
(18) months following Executive's termination pursuant to this Section 6(b)(i)(A), Executive shall be entitled to outplacement services at the Company's expense, the actual cost of which is not to exceed $15,000. Such services shall be provided by a firm selected by Executive from a list compiled by the Company.

                        (D) OPTION/RESTRICTED STOCK ACCELERATION. The vesting and exercisability of each option and/or grant of restricted stock shall be automatically accelerated as to the amount of the unvested shares subject thereto at the time of the Involuntary Termination which would have vested had the Executive remained employed by the Company for eighteen (18) months following the date of such Involuntary Termination. The foregoing provision is hereby deemed to be a part of each such option and/or restricted stock agreement and to supersede any contrary provision in any agreement relating thereto.

                  (ii) VOLUNTARY TERMINATION; TERMINATION FOR CAUSE. If Executive's employment with the Company is terminated at any time prior to a Change of Control or after the 24-month period following the effective date of a Change of Control as a result of a Voluntary Termination (other than an Involuntary Termination, in which case Section 6(b)(i) will apply) or a Termination for Cause, then Executive shall not be entitled to receive payment of any severance or other benefits described in this Section 6. Executive will receive payment(s) for all salary and unpaid vacation accrued as of the date of Executive's termination of employment and Executive's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

      7. DEFINITION OF TERMS. The following terms referred to in this Agreement shall have the following meanings:

            (a)   "Cause" shall mean:

                  (i) gross negligence or willful misconduct in the performance of Executive's duties to the Company where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries,

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                  (ii)  Executive's repeated unexplained or unjustified absence from the Company,

                  (iii) Executive's material and willful violation of any federal or state law,

                  (iv) Executive's commission of any act of fraud with respect to the Company, or

                  (v) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as determined in good faith by the Board of Directors of the Company.

            (b) "Change of Control" shall mean the occurrence of any of the following events:

                  (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                  (ii) a merger or consolidation of the Company whether or not approved by the Board of Directors of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                  (iii) a change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date of Executive's hire or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of those Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

            (c) "Continuation Period" shall mean, in the event of an Involuntary Termination within twenty-four (24) months after a Change of Control, the period of time commencing with termination of Executive's employment in an Involuntary Termination during the Term of this Agreement and ending with the expiration of thirty-six (36) months following the date of Executive's termination.

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            (d)   "Current Compensation" shall mean an amount equal to
Executive's Base Salary for the fiscal year of Executive's termination.

            (e) "Disability" shall mean that Executive has been unable to perform his duties under this Agreement as a result of his incapacity due to physical or mental illness, and such inability, at least twenty-six (26) weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Executive or Executive's legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least thirty (30) days' prior written notice by the Company of its intention to terminate Executive's employment. In the event that Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment become effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

            (f)   "Involuntary Termination" shall mean:

                  (i) any termination by the Company (other than for Cause), or

                  (ii) Executive's voluntary termination, upon thirty (30) days' prior written notice to the Company, following (A) any reduction of Executive's Base Salary (other than in connection with similar decreases of other similarly situated employees of the Company); (B) any material diminution in Executive's title, perquisite, benefits or terms and conditions of employment; provided however, that if following a Change of Control, the Company becomes a division of or, a business unit of another corporation or other business entity and the Executive remains the Chief Executive Officer of the division or business unit comprised of the Company, such a change of the Executive's title or terms and conditions of employment which would reflect these circumstances shall not be deemed to be a material diminution which would give rise, in and of itself, to Executive's Involuntary Termination; or (C) Executive's refusal to relocate to a location more than fifty (50) miles from the Company's current location.

      8. GOLDEN PARACHUTE EXCISE TAX. Notwithstanding anything contained in this Agreement to the contrary, in the event that the benefits provided for in this Agreement to Executive together with all other payments and the value of any benefit received or to be received by Executive:

            (a) constitute "parachute payments" within the meaning of Section 280G of the Code, and

            (b) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code, then Executive's benefits pursuant to the terms of this Agreement shall be payable either:

                  (i)   in full, or

                  (ii) as to such lesser amount which would result in no portion of such benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the

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greatest amount of benefits under this Agreement, notwithstanding that all or some portion of such benefits may be subject to the excise tax imposed under
Section 4999 of the Code. Unless the Company and Executive otherwise agree in writing, any determination required under this Section 8 shall be made in writing by the Company's independent public accountants serving immediately before the Hostile Takeover or Change of Control (the "Accountants"), whose determination shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 8, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company shall cause the Accountants to provide detailed supporting calculations of its determinations to Executive and the Company. Executive and the Company shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 8.

      9. CONFIDENTIALITY AGREEMENT. Executive has signed an Employment, Proprietary Information and Invention Assignment Agreement in the form attached hereto as Exhibit A that covers protection of the Company's proprietary information and assignment of inventions (the "Confidentiality Agreement"). Executive hereby represents and warrants to the Company that he has complied with all obligations under the Confidentiality Agreement and agrees to continue to abide by the terms of the Confidentiality Agreement and further agrees that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of Executive's employment relationship with the Company.

      10. NONCOMPETITION COVENANT. Executive hereby agrees that he shall not, during the Term of this Agreement and the Continuation Period, if applicable, without the prior written consent of the Company's Board of Directors, carry on any business or activity (whether directly or indirectly, as a partner, shareholder, principal, agent, director, affiliate, employee or consultant) which is competitive with the business conducted by the Company (as conducted now or during the Term of this Agreement), nor engage in any other activities that conflict with Executive's obligations to the Company.

      11. NONSOLICITATION COVENANT. Executive hereby agrees that he shall not, during the Term of this Agreement and for twelve (12) months after the end of the Continuation Period, if applicable, do any of the following without the prior written consent of the Company's Board of Directors:

            (a) SOLICIT BUSINESS. Solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of the Company's products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company; and

            (b) SOLICIT PERSONNEL. Solicit or influence or attempt to influence any person employed by the Company to terminate or otherwise cease his employment with the Company or become an employee of any competitor of the Company.

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      12.   CONFLICTS. Executive represents that his performance of all the terms of this Agreement will not breach any other agreement to which Executive is a party. Executive has not, and will not during the Term of this Agreement, enter into any oral or written agreement in conflict with any of the provisions of this Agreement. Executive further represents that he is entering into or has entered into an employment relationship with the Company of his own free will.

      13. SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and assets that executes and delivers the assumption agreement described in this Section 13 or which becomes bound by the terms of this Agreement by operation of law. The terms of this Agreement and all of Executive's rights hereunder shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

      14. INDEMNIFICATION AGREEMENT. The Company and the Executive have entered into an Indemnification Agreement substantially in the form attached hereto as Exhibit B.

      15.   MISCELLANEOUS PROVISIONS.

            (a) NO DUTY TO MITIGATE. Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such payment be reduced by any earnings that Executive may receive from any other source.

            (b) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the parties. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

            (c) SOLE AGREEMENT. This Agreement, including any Exhibits hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof, including the Prior Agreement.

            (d) NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally, by facsimile or by a nationally recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice. Any termination by the Company for Cause or by Executive as a result of an Involuntary Termination shall be communication by a notice of termination to the other party hereto given in accordance with this Section. Such notice shall

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indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 15 days after the giving of such notice). The failure by Executive to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of Executive hereunder or preclude Executive from asserting such fact or circumstance in enforcing his rights hereunder.

            (e) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws. Executive hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

            (f) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

            (g) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

            (h) ARBITRATION. Any dispute or claim arising out of or in connection with this Agreement shall be finally settled by binding arbitration in San Jose, California in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This Section 15(h) shall not apply to the Confidentiality Agreement.

            (i) NO ASSIGNMENT OF BENEFITS. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (i) shall be void.

            (j) EMPLOYMENT TAXES. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

            (k) ASSIGNMENT BY COMPANY. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment. In the case of any such assignment, the term "Company" when used in a Section of this Agreement shall mean the corporation that actually employs Executive.

            (l) ADVICE OF COUNSEL. EXECUTIVE ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, HE HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

                            [Signature Page Follows]

          The parties have executed this Agreement September 30, 2004.

                                    CONCEPTUS, INC.

                                    By: /s/  Kathryn Tunstall
                                        ----------------------------------------
                                    Title: Chairman of the Board of Directors

                                    Address: 1021 Howard Avenue
                                             San Carlos, CA  94070

                                    MARK M. SIECZKAREK

                                    Signature: /s/ Mark. M. Sieczkarek
                                               ---------------------------------

                                    Address: 1021 Howard Avenue
                                             San Carlos, CA  94070

                                    EXHIBIT A

                       EMPLOYEE CONFIDENTIALITY AGREEMENT

                            PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT


     The following confirms an agreement between me and Conceptus, Inc., a California corporation, its subsidiaries, affiliates or successors (hereinafter referred to collectively as the "Company"), which is a material part of the consideration for my employment by the Company:

     A. I understand that the Company possesses and will possess "PROPRIETARY INFORMATION" which is important to its business. For purposes of this Agreement, "PROPRIETARY INFORMATION" is information that was or will be developed, created, or discovered by or on behalf of the Company, or which became or will become known by, or was or is conveyed to the Company, which has commercial value in the Company's business. "PROPRIETARY INFORMATION" includes, but is not limited to, trade secrets, copyrights, ideas, techniques, know-how, inventions (whether patentable or not), and/or any other information of any type relating to designs, configurations, toolings, documentation, recorded data, schematics, source code, object code, master works, master databases, algorithms, flow charts, formulae, circuits, works of authorship, mechanisms, research, manufacturing processes, improvements, marketing, forecasts, pricing, customers, the salaries, duties, qualifications, performance levels, and terms of compensation of other employees, and/or cost or other financial data concerning any of the foregoing or the Company and its operations generally. I understand that my employment creates a relationship of confidence and trust between me and the Company with respect to PROPRIETARY INFORMATION.

     B. I understand that the Company possesses or will possess "COMPANY MATERIALS" which are important to its business. For purposes of this Agreement, "COMPANY MATERIALS" are documents or other media or tangible items that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such material has been prepared by me or by others. "COMPANY MATERIALS" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents, as well as samples, prototypes, models, products and the like.

     C. In consideration of my employment by the Company and the compensation received by me from the Company from time to time, I hereby agree as follows:

1. All Proprietary Information and all title, patents, patent rights, copyrights, and other intellectual property rights anywhere in the world (collectively "Rights") in connection therewith shall be the sole property of the Company. I hereby assign to the Company any Rights I may have or acquire in such Proprietary Information. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust and will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of an officer of the Company, except as may be necessary in the ordinary course of performing my duties to the Company. Nothing contained herein will prohibit an employee from disclosing to anyone the amount of his or her wages.

2. All Company Materials shall be the sole property of the Company. I agree that during my employment by the Company, I will not remove any Company Materials from the business premises of the Company or deliver any Company Materials to any person or entity outside the Company, except as I am required to do in connection with performing the duties of my employment. I further agree that, immediately upon the termination of my employment by me or by the Company for any reason, or during my employment if so requested by the Company, I will return all Company Materials, apparatus, equipment and other physical property, or any reproduction of such property, excepting only (i) my personal copies of records relating to my compensation; (ii) my personal copies of any materials previously distributed generally to stockholders of the Company; and (iii) my copy of this Agreement.

3. I will promptly disclose in writing to my immediate supervisor, with a copy to the President of the Company, or to any persons designated by the Company, all "Inventions", which includes all improvements, inventions, works of authorship, trade secrets, technology, computer programs, formulas, compositions, ideas, designs, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or developed by me, either alone or jointly with others, during the term of my employment. I will also disclose to the President of the Company, without breaching any confidentiality restrictions imposed by a third party, all things that would be Inventions if made during the term of my employment, conceived, reduced to practice, or developed by me within one (1) year of the termination of my employment with the Company. Such disclosures do not extend the assignment made in Section 4 below. I will not disclose Inventions to any person outside the Company unless I am requested to do so by management personnel of the Company.

               4. I agree that all Inventions which I make, conceive, reduce to practice or develop (in whole or in part, either alone or jointly with others) during my employment shall be the sole property of the Company to the maximum extent permitted by
                    Section 2870 of the California Labor Code, a copy of which is attached, and hereby assign such Inventions and all Rights therein to the Company. No assignment in this Agreement shall extend to inventions, the assignment of which is prohibited by Labor Code Section 2870. The Company shall be the sole owner of all patents, copyrights and other intellectual property or other rights in connection therewith.

               5. I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company's expense, in evidencing, perfecting, obtaining, maintaining, defending and enforcing Rights and/or my assignment with respect to such Inventions and improvement in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. I hereby irrevocably designate and appoint the Company, and its duly authorized officers and agents, as my agents and attorneys-in-fact to act for and in my behalf and instead of me, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by me.

               6. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent. I will confirm any such waivers and consents from time to time as requested by the Company.

               7. I have attached hereto a complete list of all existing Inventions or improvements to which I claim ownership as of the date of this Agreement and that I desire to remove from the operation of this Agreement, and I acknowledge and agree that such list is complete. If no such list is attached to this Agreement, I represent that I have no such Inventions and improvements at the time of signing this Agreement.

          8. During the term of my employment and for one (1) year thereafter, I will not encourage or solicit any employee or consultant of the Company to leave the Company for any reason. However, this obligation shall not affect any responsibility I may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

          9. I agree that during my employment with the Company I will not engage in any employment, business, or activity that is in any way competitive with the business or proposed business of the Company, and I will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company. The provisions of this paragraph shall apply both during normal working hours and at all other times including, but not limited to, nights, weekends and vacation time, while I am employed by the Company.

          10. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith or in conflict with my employment with the Company.

     D. I agree that I have the right to resign and the Company has the right to terminate my employment at any time, for any reason, with or without cause. This is the full and complete agreement between myself and the Company on this term.

     E. I agree that my obligations under paragraphs C(1) through C(6) and paragraphs C(8) and C(10) of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine.

     F. I agree that any dispute concerning the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof. I further agree that any dispute I may have with the Company, or any of its employees, which arises out of my employment or the termination of that employment, shall be resolved through final and binding arbitration in San Mateo County of the State of California.

            This shall include, without limitation, any controversy, claim or dispute of any kind, including disputes relating to my employment with the Company or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under Title VII of the Civil Rights Act of 1964, the California Fair Employment and Housing Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Employee Retirement Income Securities Act, or any other federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of my employment with the Company or my termination.

            The only claims not covered by this agreement are claims for benefits under the workers' compensation or unemployment insurance laws, which will be resolved pursuant to those laws. Each party will split the cost of the arbitration filing and hearing fees and the cost of the arbitrator; each side will bear its own attorneys' fees, that is, the arbitrator will not have the authority to award attorneys' fees unless a statutory section at issue in the dispute authorizes the award of attorneys' fees to the prevailing party, in which case the arbitrator has authority to make such award as permitted by the statute in question. The arbitration shall be instead of any civil litigation; this means that I am waiving any right to a jury trial, and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

      G. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such provision(s) shall be limited or excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provisions were so limited or excluded and shall be enforceable in accordance with its terms.

      H. This Agreement shall be effective as of the date I execute this Agreement and shall be binding upon me, my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

      I. This Agreement can only be modified by a subsequent written agreement executed by the Chief Executive Officer of the Company and me.

     I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY.


Dated:
      ----------------

                                             -------------------------------
                                             (Signature of Employee)



                                             -------------------------------
                                             (Print Name of Employee)

     1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment with the Company that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment with the Company that I desire to remove from the operation of the Company's Proprietary Information and Inventions Agreement.

     _____ No inventions or improvements

     _____ See below:





     _____ Additional sheets attached



     2. I propose to bring to my employment the following materials and documents of a former employer:

     _____ No materials or documents

     _____ See below:











                                       _____________________________________
                                        Employee

                             California Labor Code




     Section 2870. APPLICATION OF PROVISION PROVIDING THAT EMPLOYEE SHALL ASSIGN OR OFFER TO ASSIGN RIGHTS IN INVENTION TO EMPLOYER.


     (a) Any provision in an employment agreement which provides that an employee shall assign or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

          (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

          (2)  Result from any work performed by the employee for his employer.

     (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

                                    EXHIBIT B

                            INDEMNIFICATION AGREEMENT

                                 CONCEPTUS, INC.

                            INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT ("Agreement") is made as of the date set forth in the signature page hereto, by and between CONCEPTUS, INC., a Delaware corporation (the "Company"), and the person whose name appears on the signature page hereto ("Indemnitee").

         WHEREAS, the Company and Indemnitee recognize the increasing difficulty in obtaining directors' and officers' liability insurance, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

         WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited and is not currently available to the Company;

         WHEREAS, Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other officers and directors of the Company may not be willing to continue to serve as officers and directors without additional protection; and

         WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law.

         NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

         1.   INDEMNIFICATION.

              (a) Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful.

              (b) Proceedings By or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

              (c) Mandatory Payment of Expenses. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and (b) of this Section 1 or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in connection therewith.

         2. AGREEMENT TO SERVE. In consideration of the protection afforded by this Agreement, if Indemnitee is a director of the Company then Indemnitee agrees to serve at least for the balance of the current term as a director and not to resign voluntarily during such period without the written consent of a majority of the Board of Directors. If Indemnitee is an officer of the Company not serving under an employment contract, then Indemnitee agrees to serve in such capacity at least for the balance of the current fiscal year of the Company and not to resign voluntarily during such period without the written consent of a majority of the Board of Directors. Following the applicable period set forth above, Indemnitee agrees to continue to serve in such capacity at the will of the Company (or under separate agreement, if such agreement exists) so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company or any subsidiary of the Company or until such time as he tenders his resignation in writing. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

         3.   EXPENSES; INDEMNIFICATION PROCEDURE.

              (a) Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referenced in Section l(a) or (b) hereof. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to the Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company, accompanied by reasonable documentation therefor.

              (b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received on the third business day after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise notice shall be deemed received when such notice shall actually be received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

              (c) Procedure. Any indemnification and advances provided for in
Section 1 and this Section 3 shall be made no later than forty-five (45) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company's Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within forty-five (45) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 13 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 3(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties' intention that if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

              (d) Notice of Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

              (e) Selection of Counsel. In the event the Company shall be obligated under Section 3(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

         4.   ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY.

              (a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee's rights and Company's obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder.

              (b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested Directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an Indemnified capacity even though he may have ceased to serve in an Indemnified capacity at the time of any action, suit or other covered proceeding.

         5. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

         6. MUTUAL ACKNOWLEDGMENT. Both the Company and Indemnitee acknowledge that in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

         7. OFFICER AND DIRECTOR LIABILITY INSURANCE. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.

         8. SEVERABILITY. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this

Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

         9. EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

              (a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under
Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;

              (b) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

              (c) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company; or

              (d) Claims under Section 16(b). To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

         10.  CONSTRUCTION OF CERTAIN PHRASES.

              (a) For purposes of this Agreement, references to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

              (b) For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

         11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

         12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.

         13. ATTORNEYS' FEES. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

         14. NOTICE. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

         15. CONSENT TO JURISDICTION. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

         16. CHOICE OF LAW. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                    CONCEPTUS, INC.



                                                    By: ________________________

                                                    Its:________________________

                                                    1021 Howard Avenue
                                                    San Carlos, California 94070


AGREED TO AND ACCEPTED:

INDEMNITEE:  ____________________



_____________________________________________________
(Signature)

Address:
              _______________________________________

              _______________________________________

              _______________________________________